Exhibit 8.1

            [Letterhead of Paul, Weiss, Rifkind, Wharton & Garrison]

                                                                  April 23, 1999

ESG Re Limited
Skandia International House
16 Church Street
Hamilton, HM 11 Bermuda


                                 ESG Re Limited
                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), in the form being filed with the Securities and Exchange Commission on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"), of 2,000,000 Common Shares (the "Common Shares") of ESG Re Limited (the "Company"). The Common Shares are to be sold from time to time pursuant to the Company's Dividend Reinvestment and Share Purchase Plan in the manner set forth in the Registration Statement, the prospectus contained therein (the "Prospectus") and any supplements to the Prospectus.

         We have made such investigations of fact and law and have examined the originals, or copies authenticated to our satisfaction, of such documents, records, certificates or other instruments as in our judgment are necessary or appropriate to render the opinion expressed below. Our opinion is based upon the laws, regulations, rulings and decisions currently in effect.

         Based on the foregoing, we confirm that the opinion set forth in the Registration Statement under "The Plan--Other Information--What are the federal income tax consequences of participation in the plan?," "Certain Tax Considerations--Taxation of Our Company and its Subsidiaries--United States" and "Certain Tax Considerations--Taxation of Shareholders--United States Taxation of U.S. and Non-U.S. Shareholders" constitutes our opinion with respect to such matters.

         We express no opinion as to matters of law and jurisdictions other than the Federal law of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and the Prospectus under the caption "Legal Matters." In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                  Very truly yours,

                                  /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                                  --------------------------------------------
                                  PAUL, WEISS, RIFKIND, WHARTON & GARRISON